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                 FIFTH SUPPLEMENTAL INDENTURE

          THIS FIFTH SUPPLEMENTAL INDENTURE, is executed as of this __th day of November 1997, by and among EL COMANDANTE CAPITAL CORP., a Delaware corporation (the "Company"), BANCO POPULAR DE PUERTO RICO, a Puerto Rico banking corporation (the "Trustee"), and HOUSING DEVELOPMENT ASSOCIATES S.E., a Puerto Rico partnership (the "Partnership").

                          WITNESSETH:
          WHEREAS, the Company, the Trustee and the Partnership are parties to that certain indenture, dated as of December 15, 1993 and amended by a First Supplemental Indenture and Second Supplemental Indenture each dated as of December 22, 1994, and a Third Supplemental Indenture and Fourth Supplemental Indenture each dated as of February 27, 1996 (the "Indenture"); and

          WHEREAS, the Company and the Partnership desire to amend the Indenture to permit the Partnership to purchase the interest of Supra (as defined in the Indenture) in the Partnership, to permit the Partnership to increase by $1.5 million the amount of its Investments (as defined in the Indenture) in Galapagos (as defined in the Indenture), to permit the Partnership to make Investments up to an aggregate amount of $1.5 million in Equus Gaming de Panama, S.A., a corporation organized under the laws of the Republic of Panama ("Equus Panama"); and

          WHEREAS, the Trustee has been requested to join the Company and the Partnership in the execution of this Fifth
Supplemental Indenture; and

          WHEREAS, pursuant to Section 902 of the Indenture the holders of a majority of the outstanding principal amount of 11.75% First Mortgage Notes of the Company have consented to such amendment to the Indenture and to permit certain amendments to the Lease Agreement (as defined in the Indenture) to permit ECOC (as defined in the Indenture) to borrow up to $1 million from third parties for limited purposes;

          NOW, THEREFORE, in consideration of the foregoing premises of the mutual covenants herein contained and for other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto hereby agree as follows:



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     1.   Section 101 of the Indenture is hereby amended to add
the following immediately after the definition of "Equus
Distribution":
               "Equus Panama" shall mean Equus Gaming de Panama,
          S.A., a corporation organized under the laws of the Republic of Panama and any successor thereto.

     2.   The term "Permitted Indebtedness", as defined in
Section 101 of the Indenture, shall be amended so as

          (a)  to amend and restate clause (f) as follows:

               (f) Indebtedness of Galapagos to the Partnership in an aggregate principal amount not in excess of $3,500,000 and to its stockholders other than the Partnership in an aggregate principal amount not in excess of $2,863,636;

          (b) to add thereto following the end of clause (f) a new clause (g) as follows:

               (g) If it should become a Subsidiary (other than a Wholly-owned Subsidiary), Indebtedness of Equus Panama to the Partnership in an aggregate principal amount not in excess of $1,500,000 and to its investors other than the Partnership ratably in proportion to their respective percentage Equity Interest in Equus Panama and Indebtedness to third parties without recourse to the Partnership not to exceed $3.5 million;

          (c) to redesignate current clause (g) as clause (h), and to amend and restate the first subclause thereof as follows:

               (h) any renewals, extensions, substitutions, refundings, refinancings, or replacements of any Indebtedness described in clauses (a), (b), (c), (d),
          (e), (f), and (g) of this definition of "Permitted
          Indebtedness,"

     3.   The term "Permitted Investment," as defined in Section
101 of the Indenture, shall be amended so as

          (a)  to amend and restate clause (h) as follows:
               (h)  the ownership of at least a majority of the
          outstanding capital stock of Galapagos, S.A., a
          Dominican Republic corporation, or any successor
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          thereto ("Galapagos"), and any Investment (in the form
          of loans, capital contributions or otherwise) in Galapagos from time to time not to exceed the aggregate amount of $3,500,000;

          (b) to add thereto following the end of clause (h) a new clause (i) as follows:

               (i)  the ownership of at least half of the
          outstanding capital stock of Equus Panama, or any successor thereto, and any Investment (in the form of loans, capital contributions or otherwise) in Equus Panama from time to time not to exceed the aggregate amount of $1,500,000.

     4. The term "Consent Fees," as defined in Section 101 of the Indenture, shall be amended to read as follows:

               "Consent Fees" means (a) the aggregate amount of payments made by the Partnership to Holders, in respect of that certain first supplemental indenture, dated December 22, 1994, that certain third supplemental indenture, dated February 27, 1996, and that certain fifth supplemental indenture, dated November 13, 1997, by and among the Company, the Partnership and the Trustee; and (b) the aggregate amount of payments made by the Partnership to holders of Warrants, in respect of that certain amendment, dated as of December 12, 1994, to the registration rights agreement with respect to the Warrants, dated as of December 15, 1993, by and among the Partnership, HDAMC, Oppenheimer & Co., and the Argosy Securities Group L.P.; and (c) the aggregate amount of any redemption premium paid by the Partnership in connection with the redemption of up to $5.5 million in aggregate principal amount of Notes in accordance with the terms of the 1997 Waiver Redemption and the 1998 Waiver Redemption Offer; and (d) the aggregate amount of any 1998 Waiver Redemption Default Fees paid to the Holders.

     5. Section 101 of the Indenture is hereby amended to add the following immediately after the definition of "New Notes":

               "1997 Waiver Redemption" shall mean the
          redemption of Notes in the aggregate principal amount
          of $2.5 million at a redemption price of 110% of par
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          completed on September 29, 1997.

               "1998 Waiver Redemption Offer" shall mean an offer to be commenced by the Company on or before December 1, 1998 to redeem Notes in the aggregate principal amount of up to $3 million at a redemption price of 110% of par which offer shall remain open for twenty (20) Business Days following the commencement date.

               "1998 Waiver Redemption Default Fees" shall mean waiver fees paid to Holders pursuant to Section 518.

     6. A new Section 518 is hereby added to the Indenture as follows:

               Section 518.  1998 Waiver Redemption Default
          Remedies.

               On or before December 1, 1998 the Company shall commence the 1998 Waiver Redemption Offer and at the expiration thereof shall redeem all Notes validly tendered pursuant thereto in the aggregate principal amount not exceeding $3 million plus accrued and unpaid interest through the redemption date. If the Company fails to make the 1998 Waiver Redemption Offer or fails to redeem Notes validly tendered pursuant thereto, as the sole and exclusive remedy for such failure, on January 15, 1999 the Company shall pay a fee pro rata to each Holder of record on January 1, 1999 equal to 1.5% of the aggregate principal amount of Notes outstanding on January 1, 1999; provided that the fee shall be reduced to an amount equal to 1.5% of the aggregate principal amount of the Notes outstanding on January 1, 1999 multiplied by a fraction, the numerator of which shall be the aggregate principal amount of Notes redeemed pursuant to the 1998 Waiver Redemption Offer and the denominator of which shall be the aggregate principal amount of Notes (not exceeding $3 million) validly tendered pursuant thereto.

     7. Subsection (a)(ii) of Section 1009 of the Indenture shall be amended to read as follows:

          (ii) purchase, redeem or otherwise acquire or retire for value (A) any such Capital Stock or Equity
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          Interests, other than (I) the Warrants in accordance
          with the terms thereof, (II) any such Equity Interests owned by Supra, or any assignee, transferee, or successor thereto, provided that such purchase, redemption or acquisition occurs at a fair market price after arm's length negotiation, or (B) any options, warrants or other rights to acquire such Capital Stock or Equity Interests.

     8. Subsection (c)(iv) of Section 1009 of the Indenture shall be amended to read as follows:

          (iv) the amounts payable pursuant to the Annual Tax Payment Agreement; provided that such amounts shall be reduced by 17% (each such reduction being referred to as a "Withheld 17% Distribution") with respect to the Partnership's net income determined in accordance with GAAP, on a cumulative basis during the period commencing on July 1, 1997 until such time as the sum of the following exceeds $3 million (or $1.5 million if the Partnership abandons plans to invest in Equus Panama): (i) cumulative Withheld 17% Distribution, plus (ii) cumulative distributions received by the Partnership after July 1, 1997 from Galapagos and Equus Panama and not reinvested within twelve (12) months into Galapagos or Equus Panama, plus (iii) the principal amount of Notes in excess of $2.5 million redeemed or repurchased by the Partnership other than pursuant to Mandatory Redemption or an Excess Proceeds Offer or Excess Cash Flow Offer.

     9.   Except as amended by this Fifth Supplemental
Indenture, all other terms and provisions of the Indenture shall remain in full force and effect.













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         IN WITNESS WHEREOF, the parties hereto have caused
this Fifth Supplemental Indenture to be duly executed as of the year and date first above written.

                         EL COMANDANTE CAPITAL CORP.



                         By:  ___________________________________
                              Donald G. Blakeman
                              President

                         HOUSING DEVELOPMENT ASSOCIATES S.E.

                         By:  Equus Gaming Company L.P., its
                              managing partner

                         By:  Equus Management Company, its
                              managing general partner



                         By:  ___________________________________
                              Donald G. Blakeman
                              President

                         BANCO POPULAR DE PUERTO RICO



                         By:  ___________________________________
                              Title: